1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

                    [BECTON DICKINSON LOGO]


Contact:
--------
Patricia A. Spinella, Investor Relations - 201-847-5453
Colleen T. White, Corporate Communications - 201-847-5369

                       BD ANNOUNCES FISCAL FOURTH QUARTER
                              AND FULL YEAR RESULTS

Franklin Lakes, NJ (November 4, 2004) - BD (Becton, Dickinson and Company) (NYSE: BDX) today reported quarterly revenues from continuing operations of $1.253 billion for the fiscal fourth quarter ended September 30, 2004, representing an increase of 8 percent from the same period a year ago. For the full year, the Company reported record revenues of $4.935 billion from continuing operations, which represents an 11 percent increase over the same period a year ago. At constant foreign exchange rates, revenues increased 5 percent for the quarter and 6 percent for the fiscal year. Revenue growth in all segments benefited from favorable foreign currency translation, particularly with respect to the Euro, for the quarter and the year.

"We had a strong finish to a successful year in which BD exceeded its operating goals and showed significant improvement over 2003," said Edward J. Ludwig, Chairman, President and Chief Executive Officer. "In the fourth quarter, all segments contributed solid revenue growth, resulting in diluted earnings per share from continuing operations of 70 cents, which exceeded our expectations. For the year, pro forma gross profit margin improvement of 100 basis points and cash flow from operations of over $1 billion were driven by a combination of revenue growth, continued operating effectiveness and productivity improvement."

Reported diluted earnings per share for the fourth quarter were 26 cents, which reflected diluted earnings per share of 70 cents from continuing operations, and a loss of 44 cents per share from discontinued operations. Reported diluted earnings per share for the year were $1.77, which reflected diluted earnings per share of $2.21 from continuing operations, and a loss of 44 cents per share from discontinued operations. Included in the results of continuing operations for the year were a first quarter charge of 11 cents related to our blood glucose monitoring products and a third quarter charge of 24 cents related to the settlement of the Retractable Technologies, Inc. litigation. Excluding these items, pro forma diluted earnings per share from continuing operations for fiscal 2004 were $2.56.

Reconciliations of these pro forma financial measures and other financial measures discussed in this release are provided in the tables below.

Planned Sale of Clontech Operation

On October 4, 2004, BD announced that a plan had been initiated to offer Clontech, a unit of the BD Biosciences segment, for sale. The results of operations for Clontech have been classified as "discontinued operations" for all quarters and years referred to in this release. In connection with the planned disposition, BD has recorded a charge in the fourth quarter of 44 cents per diluted share in the results of discontinued operations, reflecting the write-down of Clontech's net assets to estimated fair value. Also included in the results of discontinued operations for the quarter and the year were a loss from operations of $0.1 million and income from operations of $0.7 million, respectively, resulting in an impact of less than 1 cent on reported diluted earnings per share for the quarter and the year.

Fourth Quarter and Full Year 2003

Reported diluted earnings per share for the fourth quarter of fiscal year 2003 were 61 cents, which included a net loss from discontinued operations of $0.9 million (less than 1 cent diluted earnings per share).


Reported diluted earnings per share for fiscal year 2003 were $2.07 and reflected diluted earnings per share of $2.10 from continuing operations and a loss of 3 cents per share from discontinued operations. The loss from discontinued operations included 2 cents per diluted share related to the write-down of certain intangible assets and inventory and 1 cent per diluted share of operating loss. Also reflected in the full fiscal year 2003 diluted earnings per share from continuing operations were additional charges of 6 cents per diluted share related to the write-down of certain intangible assets and inventory in the BD Biosciences segment unrelated to Clontech. Excluding this 6 cents charge per diluted share, pro forma diluted earnings per share from continuing operations for fiscal 2003 were $2.16.

Reconciliations of Reported Results

The following tables are provided to assist in reconciling reported diluted earnings per share to diluted earnings per share from continuing operations and pro forma diluted earnings per share from continuing operations:

   Reconciliation from Reported Diluted Earnings Per Share to Diluted Earnings
               Per Share from Continuing Operations and Pro Forma
              Diluted Earnings Per Share from Continuing Operations


                                                    2004            2003       % Growth
                                                  --------      ----------     --------
Three Months Ended September 30,
Reported Diluted EPS:                             $  0.26          $0.61
                                                  -------          -----

Diluted EPS from Discontinued Operations:
  Loss from Discontinued Operations                  0.00(1)        0.00(2)
  Write-down of Clontech Net Assets                  0.44             --
                                                  -------       --------
                                                     0.44           0.00
                                                  -------       --------


Diluted EPS from Continuing Operations            $  0.70         $ 0.62(2)     13%
                                                  =======       ========        ====

(1) Loss from FY2004 Discontinued Operations of $(0.1) Million is less than $(0.01) Diluted EPS.

(2) Loss from FY2003 Discontinued Operations of $(0.9) Million is less than $(0.01) Diluted EPS, however, due to rounding, Diluted EPS from Continuing Operations is $0.01 higher than Reported Diluted EPS.
---------------------------------------------------------------------------

Full Year:
Reported Diluted EPS:                            $   1.77       $   2.07
                                                 --------       --------

Diluted EPS from Discontinued Operations:
  (Income)/Loss from Discontinued Operations (3)    (0.00)          0.01
  Write-down of Clontech Net Assets                  0.44             --
  Non-cash charges                                     --           0.02(4)
                                                   ------       --------
                                                     0.44           0.03
                                                   ------       --------

Diluted EPS from Continuing Operations               2.21           2.10
                                                   ------       --------

Pro Forma Adjustments:
  BGM Charges                                        0.11             --
  Litigation Settlement                              0.24             --
  Non-cash charges                                     --           0.06(4)
                                                   ------       --------
                                                     0.35           0.06
                                                   ------       --------
Pro Forma Diluted EPS from Continuing Operations   $ 2.56       $   2.16        19%
                                                   ======       ========        ===

(3) Income from FY2004 Discontinued Operations of $0.7 Million is less than $0.01 Diluted EPS. Loss from FY2003 Discontinued Operations of $(3.8) Million represents $0.01 Diluted EPS.

(4) Total of $0.08 relates to charges in the third quarter of FY2003, reflecting write-down of certain intangible assets and inventory in the BD Biosciences segment, of which $0.02 is related to Clontech.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $688 million, representing an increase of 8 percent over the prior year period. BD Medical revenues reflect the continued conversion in the U.S. to safety-engineered products, accounting for sales of $118 million compared with $108 million in the prior year's quarter. Also contributing to the growth of the segment were sales of prefillable drug delivery devices, which grew to $126 million from $101 million in the prior year's quarter. U.S. sales of safety-engineered products for the full year in the BD Medical segment totaled $448 million compared with $407 million in the prior year. BD Medical worldwide revenues for the year were $2.680 billion, representing an increase of 9 percent over the prior year.

In the BD Diagnostics segment, worldwide revenues for the quarter were $374 million, representing an increase of 8 percent over the prior year period. Revenue growth of 12 percent in the Preanalytical Systems unit of the segment reflects the continued conversion in the U.S. to safety-engineered products, accounting for sales of $85 million, compared with $74 million in the prior year's quarter. U.S. sales of safety-engineered products for the full year in the BD Diagnostics segment totaled $317 million compared with $273 million in the prior year. Total U.S. sales of safety-engineered products for the full year were $765 million compared with $680 million in the prior year, representing an increase of 13 percent. Revenue growth in the Diagnostic Systems unit of the segment was 3 percent for the quarter. Sales of the unit's molecular diagnostic platform, the BD ProbeTec'TM' ET system, continued to contribute to its growth, while sales of respiratory and flu diagnostic tests for the quarter were lower than the prior year's period due to a shift in the timing of distributor purchases, which are expected to occur over the next two quarters. In the BD Diagnostics segment, worldwide revenues for the full fiscal year were $1.532 billion, representing an increase of 12 percent over the prior year.

In the BD Biosciences segment, worldwide revenues from continuing operations for the quarter were $192 million, representing an increase of 7 percent over the prior year period. Instrument revenue growth was driven by sales of the recently launched BD FACSCanto'TM' and BD FACSArray'TM' analyzers and continued strong market acceptance of the BD FACSAria'TM' cell sorter. Fourth quarter sales of flow cytometry reagents were also strong in both the clinical and research markets. BD Biosciences worldwide revenues for the year were $723 million, representing an increase of 14 percent over the prior year. As previously discussed, revenue results exclude sales from the Clontech business unit.

Geographic Results

Fourth quarter revenues in the U.S. of $631 million represented an increase of 5 percent over the prior year period. Revenues outside the U.S. of $622 million represented an increase of 11 percent over the prior year period, or 6 percent at constant foreign exchange rates. For the full year, revenues in the U.S. of $2.436 billion represented an increase of 6 percent over the prior year. Revenues outside the U.S. of $2.499 billion increased by 15 percent, or 6 percent at constant foreign exchange rates.

Fiscal 2005 Outlook

The Company estimates pro forma diluted earnings per share from continuing operations for fiscal 2005 will increase in the range of 10 to 12 percent as compared with fiscal 2004 pro forma diluted earnings per share from continuing operations of $2.56, excluding the anticipated impact of expensing equity-based compensation as described below.

The Company also estimates that first quarter 2005 pro forma diluted earnings per share from continuing operations will increase about 7 percent, compared with fiscal first quarter 2004 pro forma diluted earnings per share from continuing operations of 58 cents, which excludes the previously noted charge of 11 cents per diluted share related to our blood glucose monitoring products. Anticipated first quarter growth is affected by the timing of respiratory and flu diagnostic sales, which occurred in the fiscal first quarter of last year due to an early expectation of an unusually severe flu season.

Equity-Based Compensation

The Company anticipates that it will adopt, in the first quarter of fiscal 2005, the fair value recognition provisions for stock-based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." As a result, prior unvested stock options and new equity-based awards issued pursuant to the Company's previously approved long-term incentive program (which replaces, in part, grants of stock options with performance-based stock awards and restricted stock units), will begin to be expensed. These changes, in the aggregate, are estimated to reduce full year fiscal 2005 pro forma diluted earnings per share from continuing operations by about 6 percent.

Conference Call Information

A conference call regarding BD's fourth quarter and full year results and expectations for fiscal 2005 will be broadcast live on BD's website (www.bd.com/investors) at 10:00 a.m. (ET) Thursday, November 4, 2004. A replay of the conference call will be available on the investors page of BD's website or at 1-800-685-8573 (domestic) and 1-402-220-0286 (international) through Thursday, November 11, 2004.

This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in the news release and in the attached financial tables.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2004, BD reported revenues of $4.935 billion.


                                       ***

This press release, including the section entitled "Fiscal 2005 Outlook," contains certain forward-looking statements (as defined under Federal securities laws) regarding BD's performance, including future revenues, products and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to statements regarding the charge BD recorded in the fourth quarter of fiscal 2004, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: BD's ability to successfully complete the proposed divestiture within the expected time frame; and the structure of any transaction involving a divestiture of Clontech and the purchase price and other terms relating thereto. With respect to other forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in BD's ability to maintain favorable supplier arrangements and relationships; and changes in healthcare or other governmental regulation; issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

TO BUSINESS EDITOR:


                                                                          Page 1
     BECTON DICKINSON AND COMPANY
     CONSOLIDATED INCOME STATEMENTS
     (Unaudited; Amounts in thousands, except per-share data)


                                           Three Months Ended September 30,
                                           2004   2003 (restated)  % Change

    REVENUES                             $1,253,278   $1,161,377        7.9

    Cost of products sold                   620,978      577,605        7.5
    Selling and administrative              320,269      309,585        3.5
    Research and development                 58,708       52,460       11.9
    TOTAL OPERATING COSTS AND EXPENSES      999,955      939,650        6.4

    OPERATING INCOME                        253,323      221,727       14.2

    Interest expense, net                    (8,592)      (9,614)     (10.6)
    Other (expense) income, net                (161)         948         NM

    INCOME FROM CONTINUING
     OPERATIONS BEFORE INCOME TAXES         244,570      213,061       14.8

    Income tax provision                     61,236       50,800       20.5

    INCOME FROM CONTINUING OPERATIONS       183,334      162,261       13.0

    LOSS FROM DISCONTINUED OPERATIONS
     NET OF INCOME TAXES OF $8,349 IN
     2004 AND $540 IN 2003, RESPECTIVELY   (115,890)        (901)        NM

    NET INCOME                           $   67,444   $  161,360      (58.2)

    EARNINGS PER SHARE

    Basic:
       Income from continuing operations      $0.73        $0.64       14.1
       Loss from discontinued operations     $(0.46)       $   -         NM
       Net income                             $0.27        $0.64      (57.8)

    Diluted:
       Income from continuing operations      $0.70        $0.62       12.9
       Loss from discontinued operations     $(0.44)       $   -         NM
       Net income                             $0.26        $0.61      (57.4)

    AVERAGE SHARES OUTSTANDING
         Basic                              250,202      252,983
         Diluted                            261,334      262,601

    NM - Not Meaningful


                                                                          Page 2
     BECTON DICKINSON AND COMPANY
     CONSOLIDATED INCOME STATEMENTS
     (Unaudited; Amounts in thousands, except per-share data)


                                          Twelve Months Ended September 30,
                                            2004    2003 (restated)  % Change

    REVENUES                             $4,934,745   $4,463,509       10.6

    Cost of products sold                 2,500,362*   2,296,637**      8.9
    Selling and administrative            1,311,467    1,181,403       11.0
    Research and development                235,649      224,237        5.1
    Litigation settlement                   100,000           -          NM
    TOTAL OPERATING COSTS AND EXPENSES    4,147,478    3,702,277       12.0

    OPERATING INCOME                        787,267      761,232        3.4

    Interest expense, net                   (29,607)     (36,549)     (19.0)
    Other (expense) income, net              (4,792)      (2,725)        NM

    INCOME FROM CONTINUING
     OPERATIONS BEFORE INCOME TAXES         752,868      721,958        4.3

    Income tax provision                    170,364      167,028        2.0

    INCOME FROM CONTINUING OPERATIONS       582,504      554,930        5.0

    LOSS FROM DISCONTINUED OPERATIONS
     NET OF INCOME TAXES OF $7,961 IN
     2004 AND $4,378 IN 2003,
     RESPECTIVELY                          (115,102)      (7,874)        NM

    NET INCOME                             $467,402     $547,056      (14.6)

    EARNINGS PER SHARE

    Basic:
       Income from continuing operations      $2.30        $2.17        6.0
       Loss from discontinued operations     $(0.46)      $(0.03)        NM
       Net income                             $1.85        $2.14      (13.6)

    Diluted:
       Income from continuing operations      $2.21        $2.10        5.2
       Loss from discontinued operations     $(0.44)      $(0.03)        NM
       Net income                             $1.77        $2.07      (14.5)

    AVERAGE SHARES OUTSTANDING
         Basic                              252,011      254,497
         Diluted**                          263,337      263,635

    NM - Not Meaningful

    * Includes a $45,024 charge associated with blood glucose monitoring (BGM) products.

    **Includes $27,257 of non-cash charges, as more fully described on page 3.

     BECTON DICKINSON AND COMPANY
     SUPPLEMENTAL INFORMATION
     Periods Ended September 30,
     (Unaudited; Amounts in thousands)


                                               2004

                                     As        BGM      Litigation   Excluding
                                  Reported   Charges*   Settlement**  Charges

    Gross Profit                  $2,434,383  $45,024    $      -   $2,479,407
       as a % of revenues              49.3%                            50.2%

    Operating Income              $  787,267  $45,024    $100,000   $ 932,291
       as a % of revenues              16.0%                            18.9%

    Income from
     Continuing Operations        $  582,504  $27,915    $ 63,000   $ 673,419
       as a % of revenues              11.8%                            13.6%


                                          2003 (restated)

                                      As      Non-cash    Excluding
                                   Reported   Charges***   Charges

    Gross Profit                  $2,166,872   $27,257   $2,194,129
       as a % of revenues              48.5%                  49.2%

    Operating Income              $  761,232   $27,257   $  788,489
       as a % of revenues              17.1%                  17.7%

    Income from
     Continuing Operations        $  554,930   $16,082   $  571,012
       as a % of revenues              12.4%                  12.8%

      * Relates to the fiscal 2004 charge associated with blood glucose monitoring (BGM) products.
     ** Relates to the fiscal 2004 charge associated with the settlement of litigation with Retractable Technologies, Inc.
    *** Relates to the fiscal 2003 write-down of certain intangible assets and inventory in the BD Biosciences segment.


     BECTON DICKINSON AND COMPANY
     DISCONTINUED OPERATIONS SUPPLEMENTAL INFORMATION
     Periods Ended September 30,
     (Unaudited; Amounts in thousands)


                                      Twelve Months Ended September 30,

                                          2004       2003    % Change

    Revenues                            $60,513    $64,431     (6.1)


    BECTON DICKINSON AND COMPANY
    RECONCILIATION TO PRO FORMA AMOUNTS
    THREE MONTHS ENDED DECEMBER 31,
    (Unaudited)


                                                2003 (restated)

                                           As        BGM       Excluding
                                       Reported*   Charges**    Charges
    Diluted EPS from continuing
     operations                          $0.48      $0.11        $0.58

    * Includes income from discontinued operations of $0.5 million which amounts to less than $0.01 of diluted EPS from continuing operations.

    **Relates to the fiscal 2004 charge associated with blood glucose monitoring
      (BGM) products.

                                                                          Page 4
     BECTON DICKINSON AND COMPANY
     SUPPLEMENTAL REVENUE INFORMATION (FROM CONTINUING OPERATIONS)
     REVENUES BY SEGMENT AND GEOGRAPHIC AREA
     (Unaudited; Amounts in thousands)


                                     Three Months Ended September 30,
                                       2004    2003 (restated)  % Change
    BD MEDICAL
       United States              $  334,189     $  316,701        5.5
       International                 353,822        318,291       11.2
    TOTAL                         $  688,011     $  634,992        8.3

    BD DIAGNOSTICS
       United States              $  207,979     $  197,111        5.5
       International                 165,645        149,903       10.5
    TOTAL                         $  373,624     $  347,014        7.7

    BD BIOSCIENCES
       United States              $   89,157     $   88,931        0.3
       International                 102,486         90,440       13.3
    TOTAL                         $  191,643     $  179,371        6.8

    TOTAL REVENUES
       United States              $  631,325     $  602,743        4.7
       International                 621,953        558,634       11.3
    TOTAL                         $1,253,278     $1,161,377        7.9

                                                                          Page 5
     BECTON DICKINSON AND COMPANY
     SUPPLEMENTAL REVENUE INFORMATION (FROM CONTINUING OPERATIONS)
     REVENUES BY SEGMENT AND GEOGRAPHIC AREA
     (Unaudited; Amounts in thousands)


                                   Twelve Months Ended September 30,
                                       2004    2003 (restated)  % Change
    BD MEDICAL
       United States              $1,274,936     $1,211,957        5.2
       International               1,405,229      1,244,919       12.9
    TOTAL                         $2,680,165     $2,456,876        9.1

    BD DIAGNOSTICS
       United States              $  839,157     $  785,737        6.8
       International                 692,482        587,914       17.8
    TOTAL                         $1,531,639     $1,373,651       11.5

    BD BIOSCIENCES
       United States              $  321,796     $  298,624        7.8
       International                 401,145        334,358       20.0
    TOTAL                         $  722,941     $  632,982       14.2

    TOTAL REVENUES
       United States              $2,435,889     $2,296,318        6.1
       International               2,498,856      2,167,191       15.3
    TOTAL                         $4,934,745     $4,463,509       10.6

                                                                          Page 6
     BECTON DICKINSON AND COMPANY
     SUPPLEMENTAL REVENUE INFORMATION (FROM CONTINUING OPERATIONS)
     REVENUES BY BUSINESS SEGMENTS AND UNITS
     Three Months Ended September 30,
     (Unaudited; Amounts in thousands)


                                              United States
                                       2004    2003 (restated)  % Change
    BD MEDICAL
       Medical Surgical Systems     $208,185      $195,314         6.6
       Diabetes Care                  91,397        95,129        (3.9)
       Pharmaceutical Systems         29,014        21,071        37.7
       Ophthalmic Systems              5,593         5,187         7.8
    TOTAL                           $334,189      $316,701         5.5

    BD DIAGNOSTICS
       Preanalytical Systems        $117,624      $107,420         9.5
       Diagnostic Systems             90,355        89,691         0.7
    TOTAL                           $207,979      $197,111         5.5

    BD BIOSCIENCES
       Discovery Labware            $ 26,588      $ 26,210         1.4
       Immunocytometry Systems        43,973        44,722        (1.7)
       Pharmingen                     18,596        17,999         3.3
    TOTAL                           $ 89,157      $ 88,931         0.3

    TOTAL UNITED STATES             $631,325      $602,743         4.7


                                                                          Page 7
     BECTON DICKINSON AND COMPANY
     SUPPLEMENTAL REVENUE INFORMATION (FROM CONTINUING OPERATIONS)
     REVENUES BY BUSINESS SEGMENTS AND UNITS
     Three Months Ended September 30, (continued)
     (Unaudited; Amounts in thousands)


                                                 International

                                                        % Change
                                    2004     2003                FX       FX
                                          (restated) Reported  Neutral  Impact
    BD MEDICAL
       Medical Surgical Systems  $184,984  $173,597     6.6      2.7     3.9
       Diabetes Care               63,707    56,707    12.3      6.3     6.0
       Pharmaceutical Systems      96,621    80,154    20.5     13.8     6.7
       Ophthalmic Systems           8,510     7,833     8.6      1.5     7.1
    TOTAL                        $353,822  $318,291    11.2      6.1     5.1

    BD DIAGNOSTICS
       Preanalytical Systems     $ 87,504  $ 76,027    15.1      9.3     5.8
       Diagnostic Systems          78,141    73,876     5.8      0.8     5.0
    TOTAL                        $165,645  $149,903    10.5      5.1     5.4

    BD BIOSCIENCES
       Discovery Labware         $ 22,366  $ 21,303     5.0     (1.0)    6.0
       Immunocytometry Systems     65,631    56,123    16.9     10.1     6.8
       Pharmingen                  14,489    13,014    11.3      4.7     6.6
    TOTAL                        $102,486  $ 90,440    13.3      6.7     6.6

    TOTAL INTERNATIONAL          $621,953  $558,634    11.3      5.9     5.4


                                                                          Page 8
     BECTON DICKINSON AND COMPANY
     SUPPLEMENTAL REVENUE INFORMATION (FROM CONTINUING OPERATIONS)
     REVENUES BY BUSINESS SEGMENTS AND UNITS
     Three Months Ended September 30, (continued)
     (Unaudited; Amounts in thousands)


                                                Total
                                                        % Change
                                    2004      2003                FX       FX
                                           (restated) Reported  Neutral  Impact
    BD MEDICAL
       Medical Surgical Systems  $  393,169  $  368,911     6.6     4.8      1.8
       Diabetes Care                155,104     151,836     2.2    (0.1)     2.2
       Pharmaceutical Systems       125,635     101,225    24.1    18.8      5.3
       Ophthalmic Systems            14,103      13,020     8.3     4.0      4.3
    TOTAL                        $  688,011  $  634,992     8.3     5.8      2.5

    BD DIAGNOSTICS
       Preanalytical Systems     $  205,128  $  183,447    11.8     9.4      2.4
       Diagnostic Systems           168,496     163,567     3.0     0.8      2.2
    TOTAL                        $  373,624  $  347,014     7.7     5.3      2.4

    BD BIOSCIENCES
       Discovery Labware         $   48,954  $   47,513     3.0     0.4      2.6
       Immunocytometry Systems      109,604     100,845     8.7     4.9      3.8
       Pharmingen                    33,085      31,013     6.7     3.9      2.8
    TOTAL                        $  191,643  $  179,371     6.8     3.5      3.3

    TOTAL REVENUES               $1,253,278  $1,161,377     7.9     5.3      2.6


                                                                          Page 9
     BECTON DICKINSON AND COMPANY
     SUPPLEMENTAL REVENUE INFORMATION (FROM CONTINUING OPERATIONS)
     REVENUES BY BUSINESS SEGMENTS AND UNITS
     Twelve Months Ended September 30,
     (Unaudited; Amounts in thousands)



                                             United States

                                         2004     2003 (restated) % Change
    BD MEDICAL
       Medical Surgical Systems     $  803,529      $  759,627       5.8
       Diabetes Care                   340,669         335,612       1.5
       Pharmaceutical Systems          108,027          93,422      15.6
       Ophthalmic Systems               22,711          23,296      (2.5)
    TOTAL                           $1,274,936      $1,211,957       5.2

    BD DIAGNOSTICS
       Preanalytical Systems        $  447,020      $  414,270       7.9
       Diagnostic Systems              392,137         371,467       5.6
    TOTAL                           $  839,157      $  785,737       6.8

    BD BIOSCIENCES
       Discovery Labware            $  100,821      $   97,609       3.3
       Immunocytometry Systems         148,741         132,022      12.7
       Pharmingen                       72,234          68,993       4.7
    TOTAL                           $  321,796      $  298,624       7.8

    TOTAL UNITED STATES             $2,435,889      $2,296,318       6.1

                                                                         Page 10
     BECTON DICKINSON AND COMPANY
     SUPPLEMENTAL REVENUE INFORMATION (FROM CONTINUING OPERATIONS)
     REVENUES BY BUSINESS SEGMENTS AND UNITS
     Twelve Months Ended September 30,  (continued)
     (Unaudited; Amounts in thousands)



                                                International

                                                        % Change
                                    2004      2003                FX      FX
                                           (restated) Reported  Neutral Impact
    BD MEDICAL
       Medical Surgical Systems   $  737,194  $  666,575    10.6     2.6     8.0
       Diabetes Care                 245,521     206,715    18.8     8.3    10.5
       Pharmaceutical Systems        389,394     342,202    13.8     2.7    11.1
       Ophthalmic Systems             33,120      29,427    12.5     2.2    10.3
    TOTAL                         $1,405,229  $1,244,919    12.9     3.6     9.3

    BD DIAGNOSTICS
       Preanalytical Systems      $  340,976  $  292,809    16.4     6.5     9.9
       Diagnostic Systems            351,506     295,105    19.1     9.6     9.5
    TOTAL                         $  692,482  $  587,914    17.8     8.1     9.7

    BD BIOSCIENCES
       Discovery Labware          $   89,319  $   81,814     9.2    (0.4)    9.6
       Immunocytometry Systems       248,410     200,364    24.0    14.0    10.0
       Pharmingen                     63,416      52,180    21.5    10.0    11.5
    TOTAL                         $  401,145  $  334,358    20.0     9.9    10.1

    TOTAL INTERNATIONAL           $2,498,856  $2,167,191    15.3     5.8     9.5


                                                                         Page 11
     BECTON DICKINSON AND COMPANY
     SUPPLEMENTAL REVENUE INFORMATION (FROM CONTINUING OPERATIONS)
     REVENUES BY BUSINESS SEGMENTS AND UNITS
     Twelve Months Ended September 30, (continued)
     (Unaudited; Amounts in thousands)



                                                 Total

                                                        % Change
                                    2004         2003                FX      FX
                                              (restated) Reported  Neutral Impact
    BD MEDICAL
       Medical Surgical Systems   $1,540,723   $1,426,202     8.0     4.3     3.7
       Diabetes Care                 586,190      542,327     8.1     4.1     4.0
       Pharmaceutical Systems        497,421      435,624    14.2     5.4     8.8
       Ophthalmic Systems             55,831       52,723     5.9     0.1     5.8
    TOTAL                         $2,680,165   $2,456,876     9.1     4.4     4.7

    BD DIAGNOSTICS
       Preanalytical Systems      $  787,996   $  707,079    11.4     7.3     4.1
       Diagnostic Systems            743,643      666,572    11.6     7.3     4.3
    TOTAL                         $1,531,639   $1,373,651    11.5     7.3     4.2

    BD BIOSCIENCES
       Discovery Labware          $  190,140   $  179,423     6.0     1.6     4.4
       Immunocytometry Systems       397,151      332,386    19.5    13.5     6.0
       Pharmingen                    135,650      121,173    11.9     7.0     4.9
    TOTAL                         $  722,941   $  632,982    14.2     8.9     5.3

    TOTAL REVENUES                $4,934,745   $4,463,509    10.6     5.9     4.7

                                                                         Page 12
     BECTON DICKINSON AND COMPANY
     CONSOLIDATED INCOME STATEMENTS
     (Unaudited; Amounts in thousands, except per-share data)


                                                Three Months Ended December 31,
                                                       2003 (restated)

    REVENUES                                             $1,185,120

    Cost of products sold                                   634,255
    Selling and administrative                              324,097
    Research and development                                 58,288
    TOTAL OPERATING COSTS AND EXPENSES                    1,016,640

    OPERATING INCOME                                        168,480

    Interest expense, net                                    (8,928)
    Other (expense) income, net                                (911)

    INCOME FROM CONTINUING OPERATIONS BEFORE
     INCOME TAXES                                           158,641

    Income tax provision                                     33,716

    INCOME FROM CONTINUING OPERATIONS                       124,925

    INCOME FROM DISCONTINUED OPERATIONS
     NET OF INCOME TAXES OF $281                                477

    NET INCOME                                           $  125,402

    EARNINGS PER SHARE

    Basic:
     Income from continuing operations                        $0.49
     Income from discontinued operations                         $-
     Net income                                               $0.50

    Diluted:
     Income from continuing operations                        $0.48
     Income from discontinued operations                         $-
     Net income                                               $0.48

    AVERAGE SHARES OUTSTANDING
         Basic                                              252,132
         Diluted                                            261,872

                                                                         Page 13
     BECTON DICKINSON AND COMPANY
     CONSOLIDATED INCOME STATEMENTS
     (Unaudited; Amounts in thousands, except per-share data)



                                                  Three Months Ended March 31,
                                                        2004 (restated)

    REVENUES                                             $1,253,633

    Cost of products sold                                   629,516
    Selling and administrative                              334,363
    Research and development                                 60,155
    TOTAL OPERATING COSTS AND EXPENSES                    1,024,034

    OPERATING INCOME                                        229,599

    Interest expense, net                                    (7,960)
    Other (expense) income, net                              (3,119)

    INCOME FROM CONTINUING OPERATIONS BEFORE
     INCOME TAXES                                           218,520

    Income tax provision                                     54,437

    INCOME FROM CONTINUING OPERATIONS                       164,083

    INCOME FROM DISCONTINUED OPERATIONS
     NET OF INCOME TAXES OF $616                              1,077

    NET INCOME                                           $  165,160

    EARNINGS PER SHARE

    Basic:
     Income from continuing operations                        $0.65
     Income from discontinued operations                        $-
     Net income                                               $0.65

    Diluted:
      Income from continuing operations                       $0.62
      Income from discontinued operations                       $-
      Net income                                              $0.62

    AVERAGE SHARES OUTSTANDING
         Basic                                              253,294
         Diluted                                            265,055


                                                                         Page 14
     BECTON DICKINSON AND COMPANY
     CONSOLIDATED INCOME STATEMENTS
     (Unaudited; Amounts in thousands, except per-share data)



                                                  Three Months Ended June 30,
                                                        2004 (restated)

    REVENUES                                             $1,242,714

    Cost of products sold                                   615,613
    Selling and administrative                              332,738
    Research and development                                 58,498
    Litigation settlement                                   100,000
    TOTAL OPERATING COSTS AND EXPENSES                    1,106,849

    OPERATING INCOME                                        135,865

    Interest expense, net                                    (4,127)
    Other (expense) income, net                                (601)

    INCOME FROM CONTINUING OPERATIONS BEFORE
      INCOME TAXES                                          131,137

    Income tax provision                                     20,975

    INCOME FROM CONTINUING OPERATIONS                       110,162

    LOSS FROM DISCONTINUED OPERATIONS
     NET OF INCOME TAXES OF $509                               (766)

    NET INCOME                                           $  109,396

    EARNINGS PER SHARE

    Basic:
     Income from continuing operations                        $0.43
     Loss from discontinued operations                          $-
     Net income                                               $0.43

    Diluted:
     Income from continuing operations                        $0.42
     Loss from discontinued operations                          $-
     Net income                                               $0.41

    AVERAGE SHARES OUTSTANDING
         Basic                                              252,433
         Diluted                                            264,336

